UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934 (Amendment No. )

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AMERICAN EXPRESS COMPANY

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American Express 2018 Investor Presentation Business, Governance & Executive Compensation Overview

Performance Year Highlights 2 Accelerate Revenue Growth Optimize Investments Reset Cost Base Strategic Priorities Our results for 2017 reflect a strong finish to our two - year game plan as we successfully executed against our key priorities laid out for 2016 and 2017 2017 Performance 2017 performance benefits from the investments in growth opportunities over the last several years, along with the new products and benefits we have added for both consumers and businesses: • Total cards - in - force grew by more than 2.9 million • Worldwide spending on our cards increased by 5% to a record $1.1 trillion • Card Member loans rose 12%, significantly outpacing the industry • An additional 1.5 million new merchant locations - in - force in the U.S. • Credit quality stayed strong throughout the year We were able to raise earnings expectations over the course of the year and delivered strong returns for our shareholders: • Total revenues rose 4% • EPS was $2.97 on a reported basis and $5.87 excluding the impacts of the Tax Cuts and Jobs Act 1 – in line with October 2017 guidance ($5.80 to $5.90) and above our initial guidance from the start of the year ($5.60 to $5.80) • ROE was 13.1% (adj. 25.4 percent 1 ) 2017 TSR outperformed the S&P Financials, S&P 500 indices and peer median: 2,* 36% 22% 22% 21% AXP S&P 500 S&P Financials Peer Median See Appendix A for footnotes See Appendix B information regarding non - GAAP financial measures * Our three - year TSR lagged these indices and peer median following our decision to end our relationship with Costco in 2015 and inste ad make investments in growth initiatives that offered more attractive returns over time and positioned us for continued long - term growth. Our 2017 results reflect a strong finish to the two - year game plan we put in place to execute this strategy.

Shareholder Engagement and Responsiveness to 2017 Say on Pay Vote 3 What we Heard What we Did Questions about pay quantum x We set a new CEO pay target at $16.2 million, reduced from $22 million for prior long - tenured CEO Manage Compensation and Benefits Committee (CBC) discretion and clarify how it’s applied x We re - designed our annual incentive (AIA) program to reduce discretion for NEOs and enhanced CD&A disclosure to clarify how the CBC determines bonus payouts Linkages of strategy to program design x We will continue to align our compensation program with new CEO strategic priorities Clarifications about pay metrics selection x We enhanced the disclosure of our pay metrics, including targets for annual and long - term programs Consider changes to peer group x As a part of its periodic review process, the CBC replaced one company in the peer group to more closely align our peer group with the Company’s current business model x We have engaged since January 2017 with investors representing over 51 percent of shares outstanding on corporate governance, executive compensation and related matters x We have made a number of executive compensation program updates to align the program with changes at the Company and in response to shareholder feedback • Simplified AIA program and disclosed formula for payout determination • Added detailed scorecard to the proxy statement articulating performance against qualitative and quantitative metrics • Enhanced disclosure on how Board sets targets for annual and long - term metrics • Added detail on Portfolio Grant financial and strategic goals to demonstrate rigorous target - setting 2018 Proxy Disclosure Enhancements

CEO Compensation Program Supports Strategic Goals

Compensation Program Overview

Base Salary

Annual Incentive Award[3]

Element	Performance Measures		Payout (% of Target)
AIA	› Shareholder (55%) › Employee (15%)	› Customer (15%) › Strategic & Long-Term Sign Posts (15%)	› 2017*: 125% › 2016*: 100% › 2015*: 60%

** CEO's annual incentives awarded for this period were paid 100% in deferred RSUs or other long-term incentives; no cash payments were made*

Long-Term Incentive[3]

Element	3-Year Plan Measurements	Features	Payout (% of Target)
Portfolio Grant Award	› **3-year financial and strategic goals**	› 3-year vesting › Payout tied to 3-year performance › Payout range 0-125% of target	› 2015-17: 79% › 2014-16: 60% › 2013-15: 58.2%
Performance Restricted Stock Unit Award	› 3-year **average ROE[4]**	› 3-year vesting › Payout tied to 3-year performance › Payout range 0-125% of target	› 2017*: 100% › 2016*: 100% › 2015*: 103.3%
	** Payouts indicate AXP generated ROE at Target without taking undue risk; ROE performance consistently in top quartile of 20 compensation peers disclosed in relevant year CD&A*		
Stock Option Award	› **Stock price appreciation** (subject to positive cumulative net income over the vesting period)[5]	› Vests 3 years after grant › 10-year term	› 2015-2017 grants are in-the-money based on stock price performance and continue to be subject to future performance

2017 CEO Target Total Direct Compensation Mix



Annual Incentive Award: 30%
Stock Options: 7%
Performance RSUs: 31%
Portfolio Grant: 23%
Base Salary: 9%

91% Performance-Based Compensation

See Appendix A for footnotes

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Transparent Disclosure of Rigorous Targets 5 x Each year the CBC considers the Company’s plans, the external environment and any significant business changes when selecting incentive metrics and setting targets x In setting 2017 targets, the CBC took into account the impact of the termination of our Costco relationship in mid - 2016, as well as the priorities laid out in our two - year game plan to accelerate revenue growth, optimize investments, and reset our cost - base x Within this context, the CBC set rigorous 2017 targets that support our business objectives and strategy: The CBC sets rigorous metrics and targets for o ur Annual and Long - Term Incentive Awards that incentivize sustainable long - term performance in balance with our risk profile • 2017 target GAAP EPS set at $5.60, which represented an appropriate and challenging increase as compared to 2016 EPS excluding Costco - related earnings EPS • 2017 GAAP revenue growth target of 0%, which translated to an approximate 4 % year - over - year increase when excluding 2016 Costco - related revenue (approximately $1.2 B) Revenue Growth • 2017 ROE target of 25% was in line with our historical average ROE, which incentivizes sustainable performance without undue risk - taking ROE

2017 CEO Executive Pay Outcomes Reflect Alignment with Performance

83 percent of TDC* awarded for 2017 is deferred and tied to future Company performance

In millions:



Long-Term Incentive
Short-Term Incentive
$1.569
$6.681
$5.125
$6.625
$2.000
$1.500
$8.281
$2.000
2017 Target TDC: $22.00
2017 Awarded TDC: $11.78

RSUs and Options
In light of our CEO transition and considering that long-term incentives are for future performance, no equity awards were granted

Portfolio Grant
Awarded $1.5 million portfolio grant considering the success of strategic initiatives underway

Annual Incentive Award
- AIA was granted at 125% of target for 2017 performance year (which is the maximum amount for extraordinary performance)
- Entire AIA amount of $8.281 million was awarded in the form of RSUs that are deferred for one year following grant date

Base Salary
Provides competitive fixed pay

** Total Direct Compensation (TDC)*
Note: TDC reflects compensation for Ken Chenault, who retired as CEO on February 1, 2018

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Leadership Transition and Effective, Independent Board Structure

New Executive Leadership	*New Board Leadership Maintains Effective Independent Board Structure*

Stephen J. Squeri
Chairman and CEO



- Appointed Chairman and CEO, effective February 1, 2018
  - Succeeded Kenneth Chenault upon his retirement as Chairman and CEO
- Vice Chairman since 2015
- Former leader of Global Corporate Services Group; previously was Chief Information Officer; with AXP team for over 32 years

Ronald A. Williams
Lead Independent Director



- Elected by the independent directors as a result of a vigorous vetting process, effective March 13, 2018
  - Succeeds retiring Lead Independent Director Robert D. Walter
- Director since 2007; has established strong working relationships with fellow directors and garnered their trust and respect
- Has demonstrated strong leadership skills, independent thinking and a deep understanding of our business, making him well qualified to provide strong and effective leadership
- Former Chairman and CEO, Aetna, Inc.

The Board believes that continuing with the combined Chairman and CEO structure, in combination with a strong Lead Independent Director, provides the best leadership structure for the Company and creates an environment in which the Board can work effectively and appropriately challenge management

Strong Lead Independent Director Responsibilities

- ✓ Preside at all meetings of the Board at which the Chairman is not present, including the executive sessions of the independent directors, and apprise the Chairman of the issues considered and decisions reached at those sessions
- ✓ Call additional meetings of independent directors as needed
- ✓ Lead the Board in putting forth its expectations for "tone at the top"
- ✓ Meet regularly with the Chairman and serve as a liaison between the Chairman and the independent directors
- ✓ Facilitate effective and candid communication to optimize Board performance
- ✓ Advise the Chairman of the Board's informational needs and review and approve the types of information sent to the Board and Board meeting agendas
- ✓ Review and approve the schedule of Board meetings to assure there is sufficient time for discussion of all agenda items
- ✓ Monitor and coordinate with the Chairman on appropriate governance issues and developments
- ✓ Be available as appropriate for consultation and direct communication with major shareholders

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World Class Board with Deep Expertise and Independence 8 *3 new independent directors added since 2016 STEPHEN SQUERI Chairman and CEO, American Express (2018) DANIEL VASELLA Honorary Chairman and Former Chairman and CEO, Novartis AG (2012) CHARLENE BARSHEFSKY Senior International Partner , WilmerHale (2001) PETER CHERNIN Founder and CEO, Chernin Entertainment and the Chernin Group (2006) MICHAEL LEAVITT Founder and Chairman, Leavitt Partners (2015) JOHN BRENNAN* Chairman Emeritus and Senior Advisor , Vanguard (2017) CHRISTOPHER YOUNG* CEO, McAfee (2018) Joined March 13, 2018 RALPH DE LA VEGA* Former Vice Chairman, AT&T Inc. (2016) ANNE LAUVERGEON Chairman and CEO, A.L.P. (2013) THEODORE LEONSIS Chairman and CEO, Monumental Sports & Entertainment (2010) RICHARD LEVIN Senior Advisor and Former CEO, Coursera (2007) SAMUEL PALMISANO Former Chairman, President and CEO, IBM (2013) RONALD WILLIAMS Lead Independent Director Former Chairman and CEO , Aetna (2007)

YEARS <1 AVERAGE TENURE 1 - 3 6.3 YEARS 4 - 6 AVERAGE AGE 7 - 10 63.6 YEARS >10 Highly Skilled and Diverse Board 9 Diversity of Viewpoints Our Board is composed of experienced leaders with the right skills and business experience to provide sound judgment, critical viewpoints and guidance in an evolving environment Balanced Tenures Diverse Board GENDER 2 female ETHNICITY 3 minorities GEOGRAPHIC LOCATION 2 reside outside U.S. DIRECTOR INDEPENDENCE 12 independent Core Business, Operations and Management Expertise Senior Management and Leadership Skills Technology and Cybersecurity Experience Government, Legal and Public Policy Experience Financial, Investment and M&A Experience Public Company Governance Experience Risk and Audit Oversight Experience Brand and Marketing Expertise Global Business Experience Financial Literacy

Commitment to Board - Level Risk Management Our emphasis on risk management – along with solid business practices – is how we keep our promise of security, integrity and trust to our customers and other stakeholders Board of Directors: Monitors our “tone at the top” and risk culture and oversees emerging strategic risks Risk Committee: Audit and Compliance Committee : Compensation and Benefits Committee: • Oversight of our enterprise - wide risk management framework, covering key risks including credit, market, liquidity, operational, reputational, country, model, asset - liability management and strategic and business risks • Receives regular updates from the Chief Risk Officer on key risks, transactions and exposures • Receives reports on cybersecurity and related risks at least twice a year • Works with the Chief Human Resources Officer and the Chief Risk Officer to ensure overall and business unit compensation programs appropriately balance risk with business incentives and that business performance is achieved without taking imprudent risk • Assists the Board in its oversight responsibilities relating to the integrity of our financial statements and financial reporting process, and internal and external auditing • Reviews the effectiveness of our Corporate - wide Compliance Risk Management Program

The Service Effect:
Corporate Social Responsibility at American Express

The "Service Effect" is shorthand for the positive link we see between CSR performance and business performance. We believe the Service Effect creates long-term sustainable value for our shareholders and other stakeholders.

CSR GOVERNANCE STRUCTURE

- The Public Responsibility Committee of the Board reviews our CSR program, monitors progress against goals and provides guidance on efforts
- Executive management holds ultimate responsibility for CSR progress and success in their respective business units

SERVING OUR COLLEAGUES

Inspire a company culture where colleagues are enabled to reach their full potential

- 87% of employees surveyed would recommend AXP as a great place to work
- Scored 100% on the 2017 Human Rights Campaign's Corporate Equality Index, based on policies and practices that support LGBTQ inclusion

CARING FOR OUR COMMUNITIES

Empowering the people and organizations addressing society's most complex issues

- Contributed nearly $40 million with more than 550 grants and support for 5,300 organizations through our gift matching program
- Our grants supported 85+ nonprofits that engaged nearly 6m volunteers in about 25 million hours of service

SERVICE ETHOS

Our vision is to provide the world's best customer experience every day

- World's largest card issuer by purchase volume
- Drive more than $1 trillion in commerce annually
- Approximately 55,000 global colleagues striving to make each customer interaction a positive, secure and convenient experience

DELIVERING FOR CUSTOMERS AND PARTNERS

Use relationships, technology and data to better serve our customers and increase commerce opportunities for our partners

- Rated as one of Ponemon's Most Trusted Companies for Privacy for the past 10 years
- Increased customer satisfaction 24% since 2011 based on Card Member feedback

DOING WHAT'S RIGHT FOR OUR ENVIRONMENT

We recognize our responsibility to help preserve resources for future generations

- During 2011-2016, we reduced our carbon footprint by more than 30%
- Achieved 100% carbon-free electricity in U.S. data center facilities and our NYC headquarters through renewable energy certificates

Source: 2018 Proxy Statement and 2016-2017 Corporate Social Responsibility Report. All metrics referenced relate to 2017 unless otherwise noted.

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We Value Your Support at our 2018 Annual Meeting 12 Proposal Board Recommendation 1 Election of all director nominees FOR 2 Ratification of the appointment of our independent accounting firm FOR 3 Advisory resolution to approve executive compensation FOR 4 Shareholder proposal: written consent AGAINST 5 Shareholder proposal: independent board chairman AGAINST

Appendix A: Footnotes

[1] *Adjusted diluted EPS and adjusted ROE, both excluding the impacts of the Tax Act of $2.6 billion, are non-GAAP measures. The estimated impacts may be refined in the future as additional guidance and interpretations become available. See Appendix B for a reconciliation to EPS and ROE on a GAAP basis.*

[2] *TSR is the total return on common shares over a specified period, expressed as a percentage (calculated based on the change in stock price over the relevant measurement period and assuming reinvestment of dividends). Source: Bloomberg (returns compounded daily)*

[3] *Historically, all or a portion of the AIA awarded to our CEO has been paid in a form other than cash and has been deferred. Mr. Chenault's 2017 AIA was earned based on his 2017 performance, but all of the payout was deferred into RSUs for one year. The PG is subject to achievement of three-year (2018-20) financial and strategic milestones approved by the CBC in Q1 2018, and the PRSUs depend on 2018-20 ROE performance. The SOs vest three years after grant, subject to meeting performance conditions, and are exercisable for ten years. All or a portion of our CEO's AIA earned for performance years 2010-2015 and 2017 was paid in RSUs with additional one-year vesting subject to positive net income. For most of these RSU awards, 50 percent of the net shares are to be held for one year post retirement.*

[4] *Average ROE between 23-27 percent provides 100 percent target payout. For 2017, the CBC deemed it appropriate to consider ROE excluding the $2.6 billion charge in the fourth quarter related to the Tax Cuts and Jobs Act when determining the payout for this factor.*

[5] *Subject to positive cumulative net income over the vesting period.*

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Appendix B: Information Regarding Non - GAAP Financial Measures Adjusted Total Revenues Net of Interest Expense ($ in millions) 2016 2017 GAAP Total Revenues Net of Interest Expense $ 32,119 $ 33,471 Estimated Costco - Related Revenues (a) ($ 1,193) Adjusted Total Revenues Net of Interest Expense $ 30,926 $ 33,471 FX - adjusted Adjusted Total Revenues Net of Interest Expense (b) $ 30,996 YoY% Increase/(Decrease) in Total Revenues Net of Interest Expense 4% YoY% Increase/(Decrease) in Adjusted Total Revenues Net of Interest 8% YoY% Increase/(Decrease) in FX - adjusted Adjusted Total Revenues Net of Interest Expense 8% Adjusted Return on Equity for Tax Act Impacts ($ in millions) 2017 GAAP Net Income for the twelve months ended December 31 $ 2,736 2017 Tax Act Impacts (c) $ 2,595 Adjusted Net Income $ 5,330 Average Shareholders’ Equity $ 20,820 2017 Tax Act Impacts (c) $ 199 Adjusted Average Shareholders’ Equity $ 21,019 Return on Average Equity 13.1% Adjusted Return on Average Equity 25.4% Adjusted Diluted EPS 2016 2017 GAAP Diluted EPS Attributable to Common Shareholders $ 5.65 $ 2.97 2017 Tax Act Impacts (c) $ 2.90 2016 Restructuring (pre - tax) $ 0.43 2016 Tax Impact of Restructuring ($ 0.15) 2016 Restructuring (after - tax) $ 0.28 Adjusted Diluted Earnings Per Share $ 5.93 $ 5.87 Cumulative Adjusted Diluted EPS 2017 2015 GAAP Diluted EPS Attributable to Common Shareholders $ 5.05 2016 GAAP Diluted EPS Attributable to Common Shareholders $ 5.65 2017 GAAP Diluted EPS Attributable to Common Shareholders $ 2.97 Cumulative GAAP Diluted EPS Attributable to Common shareholders $ 13.67 2015 Prepaid Services Business Impairment (pre - tax) (d) $ 0.41 2015 Tax Impact of Prepaid Services Business Impairment (d) ($ 0.08) 2015 Prepaid Services Business Impairment (after - tax) (d) $ 0.33 2016 Restructuring (pre - tax) $ 0.43 2016 Tax Impact of Restructuring ($ 0.15) 2016 Restructuring (after - tax) $ 0.28 2017 Tax Act Impacts (c) $ 2.90 2015 Adjusted Diluted EPS Attributable to Common Shareholders $ 5.38 2016 Adjusted Diluted EPS Attributable to Common Shareholders $ 5.93 2017 Adjusted Diluted EPS Attributable to Common Shareholders $ 5.87 Cumulative Adjusted Diluted EPS Attributable to Common shareholders $ 17.18 (a ) Represents estimated Discount revenue from Costco in the U.S. for spend on American Express cards and from other merchants for spend on the Costco cobrand card as well as Other fees and commissions and Interest income from Costco cobrand Card Members. Management believes revenues net of interest expense excluding estimated Costco - related revenues is useful in evaluating the ongoing operating performance of the Company following the end of the Costco U.S. relationship. (b ) FX - adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into USD (i.e., assumes the foreign exchange rates used to determine results for 2017 apply to the period(s) against which such results are being compared). The Company believes the presentation of information on an FX - adjusted basis is helpful to investors by making it easier to compare the Company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates. (c ) Tax Act Impacts include deemed repatriation of certain overseas earnings and remeasurement of U.S. net deferred tax assets. (d ) Primarily includes the impairment of goodwill and technology costs, together with some restructuring costs, within the Prepaid Services Business. 14

Appendix C: American Express Business Model Assets Capabilities Relationships Trusted Brand Premium Positioning Channels Closed Loop Data and Information Travel Network Processing Infrastructure Marketing / Sales Risk Management Data Analytics Servicing Rewards Partnering Expense Leverage Diverse Customers Merchants Corporate Clients Business Partners GNS Partners

Appendix D: Commitment to Strong Governance and Compensation Practices

Corporate Governance Best Practices

- ✓ Active and ongoing shareholder engagement
- ✓ Well-executed CEO succession plan and ongoing Board/senior management succession planning
- ✓ Strong Lead Independent Director with explicit duties and responsibilities
- ✓ Diverse Board that provides a range of viewpoints
- ✓ Regular board and committee refreshment and a mix of tenures
- ✓ Non-management executive sessions led by lead independent director at each regular in-person board meeting
- ✓ Annual off-site Board meetings focused on strategy
- ✓ Risk aware culture overseen by separate Risk Committee
- ✓ Annual election of all directors
- ✓ Key management and rising talent reviewed at an annual talent review board meeting
- ✓ All directors are independent except Chairman
- ✓ Majority voting for directors
- ✓ Mandatory retirement age policy for all directors
- ✓ Proxy access
- ✓ 25% threshold for special meetings
- ✓ Significant share ownership requirements for senior executives and directors
- ✓ Robust Director Code of Conduct
- ✓ Annual board and committee performance evaluations
- ✓ Director access to experts and advisors, both internal and external

Compensation Best Practices

- ✓ Robust goal setting process to align CEO and NEO goals with company strategy
- ✓ Cash incentives and equity awards subject to recoupment and forfeiture provisions
- ✓ Clawback provision for cash portion of CEO's AIA when it is paid in cash
- ✓ Program discourages imprudent risk taking
- ✓ Maintain significant NEO stock ownership requirements (10x base salary for CEO, 3x for NEOs)
- ✓ Cap on CEO annual incentive compensation payments
- ✓ Cap on NEO AIA payments
- ✓ Prohibit executive officers from hedging company stock
- ✓ Double-trigger change-in-control provisions
- ✓ No employment contracts with NEOs
- ✓ No payment of dividends or dividend equivalents on RSUs granted to NEOs until they vest
- ✓ No excise tax gross-ups upon a change in control
- ✓ No individual change in control arrangements
- ✓ No repricing of options without shareholder approval

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